Exhibit 5

                  JOHNSON, POPE, BOKOR, RUPPEL & BURNS, LLP
                       ATTORNEYS AND COUNSELLORS AT LAW



                                  July 21, 2005

eAutoclaims, Inc.
110 East Douglas Road
Oldsmar, FL 34677

Dear Sirs:

You have requested an opinion with respect to certain matters in connection with the filing by eAutoclaims, Inc., a Nevada corporation (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission, covering the registration of shares of the Company's Common Stock, no par value per share (the "Shares").

The Shares to be covered by the Form S-8 include the following Shares:

1. 2,266,517 shares of Common Stock issuable pursuant to outstanding options under the 1998 Stock Option Plan having exercise prices between $0.10 and $3.38 per share.

2. 1,253,087 shares of Common Stock issuable pursuant to outstanding options issued to employees and a consultant outside of the 1998 Stock Option Plan having an exercise price of $0.01 per share.

3. 2,145,000 shares of Common Stock issuable pursuant to outstanding options issued to our directors having exercise prices between $0.01 and $2.00 per share.

4. 5,712.638 additional shares authorized under the 1998 Stock Option Plan of which no shares or options have been issued.

5. 2,000,000 shares to be issued to the management team as compensation for services as described in their employment contract signed in June 2005.

6. 2,267,350 shares issued pursuant to stock options exercised by employees, a consultant and Board members.

7. 658,002 shares issued to Board members as compensation for Board services provided to the Company.

In connection with this opinion, we have examined and relied upon the Company's Amended Articles of Incorporation and Bylaws, the Minutes of the Meetings of the Board of Directors of the Company as well as the originals and copies of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion contained herein. We have assumed the genuineness and authenticity of all documents submitted as originals, the conformity to the originals of all documents submitted to me as copies thereof and the due execution, delivery or filing of documents, where such execution, delivery or filing are a prerequisite to the effectiveness thereof.

For the purposes of this opinion, we have relied upon the representations of the Company that it is current in its filings and that the filings are true and accurate representations of the state of the Company when the documents were filed.

In rendering our opinion with respect to securities issued to consultants or advisors we assume that the requirements of General Instructions A(1)(a)(1)
(ii), (ii) and (iii) are satisfied. In this regard, we have made inquiries to management as to the nature and extent of such consulting services. Management has represented to us that all consulting services were or will be provided by natural persons are bona fide and not provided in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities. We have relied upon management's representations in providing this opinion.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Registration Statement and related plans and agreements, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

We hereby consent to the reference to our Firm in the Registration Statement under the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under
Section 7 of the Act, or the general rules and regulations thereunder. We also disclose to you that Michael Cronin, a partner in our firm, is the holder of shares of the Company's Common Stock.

                                                     Very truly yours,

                                                     JOHNSON, POPE, BOKOR,
                                                     RUPPEL & BURNS, LLP




                                                     /s/ Michael T. Cronin